Exhibit 10.1

PROMISSORY NOTE

$300,000	Date: March 6, 2009

SARASOTA, FLORIDA

FOR VALUE RECEIVED, the undersigned, hereinafter referred to as the “Maker”, promises to pay to the order of

ANTONIO F. UCCELLO III

hereinafter referred to as “Payee”, at his office located at 2100 19th Street, Sarasota FL 34234 the principal sum of THREE HUNDRED THOUSAND ($300,000 ) DOLLARS, on or before DECEMBER 7, 2009, together with interest thereon on the outstanding principal balance, at the rate both before and after maturity, whether by acceleration or otherwise or default as follows:

From closing until Maturity and thereafter at the rate of 12% per annum;

All payments of principal and interest from time to time being payable in lawful money of the United States.

Provided that the Maker is not in default of any of the provisions hereof, this Note shall be open for payment in whole or in part at any time or times without notice or bonus. However, Payee may elect to receive the proceeds of the sale of the shares of common stock held pursuant to the Security Agreement referenced below as payment in full for the total amount due (principal plus interest) at its sole discretion.

Any subsequent holder of this Note (“Holder”) shall accede to and possess all of the powers, rights and remedies of the Payee as described herein or otherwise available under law or in equity. Any subsequent reference to Holder herein shall include Payee.

This Note shall be governed by the laws of the State of Florida if: (i) the rate of interest to be charged hereon exceeds the maximum permitted to be charged by the law of any State, and (ii) it is judicially determined that the law of that State applies to this transaction, and (iii) the stated interest to be charged under this Note does exceed that maximum, the amount of such overcharge(s) shall be refunded (or credited toward principal repayment) without otherwise affecting the validity and enforceability of this Note.

The Maker agrees to pay to Holder as soon as incurred, all costs and expenses, including legal counsel’s fees, incidental to the collection of this Note and the Obligations or in any way relating to the rights of Holder hereunder. Such costs, expenses and legal counsel’s fees shall include all items incurred for pre-trial consultation and collection efforts and for any judicial or arbitration proceedings, including all appeals.

Holder may release, renew, or extend any of the liabilities of any of the Makers, endorsers, or guarantors hereof and may make additional advances or extensions of credit to any of them, or grant other indulgences to any of them, or extend the time for payment, all from time to time, before or after maturity hereof, with or without further notice to or assent from any of the other parties hereto and without discharging any other party hereto or any endorser or guarantor hereof. No, waiver by Holder of any of its rights or remedies or of any default shall operate as a waiver of any other right, remedy or default or of the same right, remedy or default on a future occasion.

All parties liable for payment hereof waive presentment for payment, demand, notice of maturity or nonpayment, notice of protest and protest of this Note.

If this Note is signed by more than one party. the term “Maker” as used herein shall mean the undersigned, including endorsers and each of them, and each undertaking herein contained shall be their joint and several undertaking.

DATED THIS 6TH DAY OF MARCH 2009.

Antonio F. Uccello III
NAME

President/CEO of International Consolidated Companies, Inc.
TITLE

/s/ Antonio F. Uccello III
SIGNATURE